UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2015

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2105 CityWest Blvd., Suite 100
Houston, Texas 77042
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreements.

Amendment and Restatement of Senior Credit Facility

On July 8, 2015, Spark Energy, Inc. (the “Company”) as guarantor, and Spark Holdco, LLC (“Spark Holdco” or the “Borrower, and together with the subsidiaries of Spark Holdco, LLC, the “Co-Borrowers”) entered into an amendment and restatement of their existing senior credit facility (the “Senior Credit Facility”) which consists of a senior secured revolving working capital facility of $60.0 million (the “Working Capital Line”) and a $25.0 million secured revolving line of credit (the “Acquisition Line”) to be used specifically for the financing of up to 75% of the cost of acquisition transactions with the remainder to be financed by the Company either through cash on hand or the issuance of subordinated debt. The purchase price for the acquisition of CenStar Energy Corp. will be financed using approximately $6.2 million of availability under the Acquisition Line. See Item 8.01 of this Current Report on Form 8-K for further discussion of this acquisition.

The Senior Credit Facility will mature on July 8, 2017 and may be extended one year with lender consent. Borrowings under the Acquisition Line will be repaid 25% per year with the remaining 50% due at maturity.
At the Borrower’s election, interest under the Working Capital Line will be generally determined by reference to:

—	the Eurodollar rate plus an applicable margin of up to 3.0% per annum (based upon the prevailing utilization); or

—
the alternate base rate plus an applicable margin of up to 2.0% per annum (based upon the prevailing utilization). The alternate base rate is equal to the highest of (i) Société Générale’s prime rate, (ii) the federal funds rate plus 0.5% per annum, or (iii) the reference Eurodollar rate plus 1.0%; or

—	the rate quoted by Société Générale as its cost of funds for the requested credit plus up to 2.5% per annum (based upon the prevailing utilization).
The interest rate is generally reduced by 25 basis points if utilization under the Working Capital Line is below fifty percent. Borrowings under the Acquisition Line will be generally determined by reference to:

—	the Eurodollar rate plus an applicable margin of up to 3.75% per annum (based upon the prevailing utilization); or

—
the alternate base rate plus an applicable margin of up to 2.75% per annum (based upon the prevailing utilization). The alternate base rate is equal to the highest of (i) Société Générale's prime rate, (ii) the federal funds rate plus 0.5% per annum, or (iii) the reference Eurodollar rate plus 1.0%.

The Co-Borrowers will pay an annual commitment fee of 0.375% or 0.5% on the unused portion of the Working Capital Line depending upon the unused capacity and 0.5% on the unused portion of the Acquisition Line. The lending syndicate under the Senior Credit Facility is entitled to several additional fees including an upfront fee, annual agency fee, and fronting fees based on a percentage of the face amount of letters of credit payable to any syndicate member that issues a letter a credit.
The Company has the ability to elect the availability under the Working Capital Line between $30.0 to $60.0 million. Availability under the working capital line is subject to borrowing base limitations. The borrowing base is calculated primarily based on 80-90% of the value of eligible accounts receivable and unbilled product sales (depending on the credit quality of the counterparties) and inventory and other working capital assets. The Co-Borrowers must generally seek approval of the Agent or the lenders for permitted acquisitions to be financed under the Acquisition Line.
The Senior Credit Facility will be secured by pledges of the equity of the portion of Spark Holdco owned by the Company and of the equity of Spark Holdco’s subsidiaries and the Co-Borrowers’ present and future subsidiaries, all of the Co-Borrowers’ and their subsidiaries’ present and future property and assets, including accounts receivable, inventory and liquid investments, and control agreements relating to bank accounts.
The Senior Credit Facility also contains covenants that, among other things, will require the maintenance of specified ratios or conditions as follows:
Minimum Net Working Capital. The Co-Borrowers must maintain minimum consolidated net working capital at all times equal to $2.0 million initially and gradually increasing to the greater of $5.0 million or 15% of the elected availability under the Working Capital Line.

Minimum Adjusted Tangible Net Worth. Spark Energy, Inc. must maintain a minimum consolidated adjusted tangible net worth at all times equal to the net proceeds from equity issuances occurring after the date of the Senior Credit Facility plus the greater of (i) 20% of aggregate commitments under the Working Capital Line plus 33% of borrowings under the Acquisition Line and (ii) $18.0 million.
Minimum Fixed Charge Coverage Ratio. Spark Energy, Inc. must maintain a minimum fixed charge coverage ratio of 1.10 to 1 (with quarterly increases to the numerator of increments of 0.05 beginning in the third quarter of 2016. The Fixed Charge Coverage Ratio is defined as the ratio of (a) Adjusted EBITDA to (b) the sum of consolidated interest expense (other than interest paid-in-kind in respect of any Subordinated Debt), letter of credit fees, commitment fees, acquisition earn-out payments, distributions and scheduled amortization payments.
Maximum Total Leverage Ratio. Spark Energy, Inc. must maintain a ratio of total indebtedness (excluding the Working Capital Facility and qualifying subordinated debt) to Adjusted EBITDA of a maximum of 2.50 to 1.
The Senior Credit Facility contains various negative covenants that limit the Company’s ability to, among other things, do any of the following:

—	incur certain additional indebtedness;

—	grant certain liens;

—	engage in certain asset dispositions;

—	merge or consolidate;

—	make certain payments, distributions, investments, acquisitions or loans;

—	enter into transactions with affiliates.
Spark Energy, Inc. will be entitled to pay cash dividends to the holders of the Class A common stock and Spark HoldCo will be entitled to make cash distributions to NuDevco Retail Holdings, LLC so long as: (a) no default exists or would result from such a payment; (b) the Co-Borrowers are in pro forma compliance with all financial covenants before and after giving effect to such payment and (c) the outstanding amount of all loans and letters of credit does not exceed the borrowing base limits. Spark HoldCo’s inability to satisfy certain financial covenants or the existence of an event of default, if not cured or waived, under the Senior Credit Facility could prevent the Company from paying dividends to holders of the Class A common stock.
The Senior Credit Facility contains certain customary representations and warranties and events of default. Events of default include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, change in control in which affiliates of W. Keith Maxwell III own less than 40% of the outstanding voting interests in the Company, certain events of bankruptcy, certain events under ERISA, material judgments in excess of $5.0 million, certain events with respect to material contracts, actual or asserted failure of any guaranty or security document supporting the Senior Credit Facility to be in full force and effect and changes of control. If such an event of default occurs, the lenders under the Senior Credit Facility would be entitled to take various actions, including the acceleration of amounts due under the facility and all actions permitted to be taken by a secured creditor.

In connection with the amended and restated Senior Credit Facility, W. Keith Maxwell III, the Company’s founder, the Chairman of the Board of Directors and the indirect owner of the Company’s majority shareholder issued a support letter in favor of the lenders whereby he has agreed to cure deficiencies in the minimum working capital requirements under the Senior Credit Facility up to an aggregate of $5.0 million by contributing cash or by purchasing subordinated debt from the Company. This obligation expires on December 31, 2015.

A copy of the Senior Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Issuance of Subordinated Convertible Note to Affiliate of Director and Majority Shareholder

On July 8, 2015, the Company and Spark HoldCo jointly issued a 5% Subordinated Convertible Note in principal amount of $2,075,000 (the “Subordinated Convertible Note”) to Retailco Acquisition Co, LLC for cash which was used to finance in part the acquisition by Spark HoldCo of the outstanding capital stock of CenStar Energy Corp as described in Item 9.01 below. The Subordinated Convertible Note matures on July 8, 2020, and bears interest at 5% per annum payable semiannually. The Company has the right to pay interest in kind. The Subordinated Convertible Note is convertible into shares of the Company’s Class B common stock, par value $0.01 per share (and a related Class B Unit of Spark HoldCo) at a conversion price of $16.57. Retailco Acquisition Co, LLC may not exercise conversion rights for the first eighteen months that the Subordinated Convertible Note is outstanding. The Subordinated Convertible Note is subject to automatic conversion upon a sale of the Company. The Subordinated Convertible Note is subordinated in certain respects to the Senior Credit Facility pursuant to a subordination agreement. The Company may pay interest and prepay principal so long as the Company is in compliance with its covenants; is not in default under the Senior Credit Facility and has minimum availability of $5.0 million under its borrowing base under the Senior Credit Facility.

Retailco Acquisition Co, LLC, is owned indirectly by W. Keith Maxwell, III, who serves as the Chairman of the Board of Directors of the Company and who indirectly owns NuDevco Retail Holdings, LLC, which owns 77.63% of the Company’s outstanding common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On July 8, 2015, the Company and Spark HoldCo jointly issued a 5% Subordinated Convertible Note to Retailco Acquisition Co, LLC for $2,075,000 in cash at par. The Subordinated Convertible Note is convertible into shares of the Company’s Class B common stock, par value $0.01 per share (and a related Class B Unit of Spark HoldCo) at a conversion price of $16.57. Retailco Acquisition Co, LLC may not exercise conversion rights for the first eighteen months that the Subordinated Convertible Note is outstanding. The Subordinated Convertible Note is subject to automatic conversion upon a sale of the Company. The Subordinated Convertible Note is subordinated in certain respects to the Senior Credit Facility pursuant to a subordination agreement.

Retailco Acquisition Co, LLC is owned indirectly by W. Keith Maxwell, III, who serves as the Chairman of the Board of Directors of the Company and who indirectly owns NuDevco Retail Holdings, LLC, which owns 77.63% of the Company’s outstanding common stock. The issuance of the Subordinated Convertible Note was made in reliance on an exemption from registration under the Securities Act of 1933, under Regulation D promulgated thereunder.

The disclosure under Item 1.01 for the Subordinated Convertible Note is also responsive to this Item 3.02 and is incorporated into this Item 3.02 by reference.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Senior Credit Facility and the restrictions on payment of dividends thereunder is also responsive to Item 3.03 and is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing. On July 13, 2015, the Company issued a press release announcing the closing of its amended and restated senior credit facility, the issuance of the Subordinated Convertible Note and the closing of the acquisition of CenStar Energy Corp., a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company closed its acquisition of CenStar Energy Corp (“CenStar”), a retail energy company based in New York with approximately 75,000 residential customer equivalents. CenStar serves natural gas and electricity customers in New York, New Jersey, and Ohio. The purchase price for the CenStar acquisition was $8.3 million, subject to working capital adjustments and also includes an earnout to which the selling shareholder is entitled to 50% of Adjusted EBITDA attributable to the operations of CenStar for the year following the closing. The acquisition was financed with $6.2 million borrowings under the Senior Credit Facility and approximately $2.1 million from the issuance of a Subordinated Convertible Note to Retailco Acquisition Co, LLC, an affiliate of the Company’s founder and majority shareholder.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement among Spark Energy, Inc., Spark HoldCo, LLC, Spark Energy, LLC, Spark Energy Gas, LLC, CenStar Energy Corp, and CenStar Operating Company, LLC, as Co-Borrowers, Société Générale, as Administrative Agent, an Issuing Bank and a Bank, and SG Americas Securities, LLC and Compass Bank, as Co-Lead Arranger, SG Americas Securities, LLC, as Sole Bookrunner, Compass Bank, as Syndication Agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Documentation Agent, and the Other Financial Institutions Signatory Thereto

99.1	Press Release of Spark Energy, Inc. dated July 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015	Spark Energy, Inc.

	By:	/s/ Georganne Hodges
	Name:	Georganne Hodges
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement among Spark Energy, Inc., Spark HoldCo, LLC, Spark Energy, LLC, Spark Energy Gas, LLC, CenStar Energy Corp, and CenStar Operating Company, LLC, as Co-Borrowers, Société Générale, as Administrative Agent, an Issuing Bank and a Bank, and SG Americas Securities, LLC and Compass Bank, as Co-Lead Arranger, SG Americas Securities, LLC, as Sole Bookrunner, Compass Bank, as Syndication Agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Documentation Agent, and the Other Financial Institutions Signatory Thereto

99.1	Press Release of Spark Energy, Inc. dated July 9, 2015